Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2005
(Released April 27, 2005)

Highlights	After-Tax EPS Variance Analysis	1st Qtr.
■ Normalized non-GAAP earnings for the	1Q 2004 Basic EPS - GAAP Basis	$ 0.53
first quarter of 2005, excluding unusual	Davis-Besse Incremental Expenses - 2004	0.12
items, were $0.47 per share, compared with	1Q 2004 Normalized Earnings - Non-GAAP Basis	$ 0.65
first quarter 2004 normalized non-GAAP	Electric Gross Margin:

earnings of $0.65 per share. GAAP	- Nuclear Outage Replacement Power	(0.12)

earnings were $0.49 per share compared	- Remaining Electric Gross Margin	0.04
with GAAP earnings of $0.53 per share in	Nuclear Operating Expenses	(0.12)
the first quarter of 2004, which included	Fossil Operating Expenses	0.02
replacement power costs associated with	Pension and Other Employee Benefits	0.05
the Davis-Besse extended outage.	General Taxes & Non-Core Businesses	(0.03)
	Investment Income from COLI	(0.02)
	Interest Expense	0.02
	Other	(0.02)
	1Q 2005 Normalized Earnings - Non-GAAP Basis	$ 0.47
	Unusual Items - 2005	0.02
	1Q 2005 Basic EPS - GAAP Basis	$ 0.49

1Q 2005 Results vs. 1Q 2004

■

Electric distribution deliveries increased 3%. Commercial and industrial deliveries increased 5% and 4% respectively, while residential deliveries were unchanged. Heating-degree-days were comparable to the same period last year, but 6% above normal. Total electric generation sales were flat, as the 1% increase in retail generation sales offset a 3% decrease in wholesale sales.

■

Electric gross margin decreased $42 million, or $0.08 per share, after adjusting for changes in regulatory deferrals and last year's Davis-Besse replacement power costs. Replacement power costs related to the three nuclear outages reduced electric gross margin by $0.12 per share. However, this was partially offset by a record first quarter output from our fossil fleet, which contributed an improvement of $0.04 per share in electric gross margin.

■	Nuclear operating expenses increased $67 million due to a refueling outage and a 26-day forced outage at Perry, as well as a 23-day planned mid-cycle outage at Davis-Besse.
■	Fossil operating expenses decreased $10 million as a result of fewer planned outages.
■

Pension and other employee benefit costs decreased approximately $28 million due to the voluntary $500-million contribution to the pension plan in September 2004, favorable market returns in 2004, and changes in health care benefits.

■

General taxes increased $6 million as a result of higher payroll and state gross receipts taxes. The net income contribution from non-core businesses declined by $7 million principally due to the divestiture of certain of these units.

■	Declines in investment income from corporate owned life insurance reduced net income by $5 million.

■

Interest costs, before capitalized interest and premiums associated with preferred stock redemptions, decreased $8 million. During the quarter, we redeemed debt and preferred securities totaling $133 million, which will reduce financing costs by $7 million in 2005.

■

During the quarter, we recognized after-tax gains on non-core asset sales totaling $22 million, which were partially offset by an after-tax expense of $14.4 million associated with the EPA New Source Review case settlement. We also recognized an additional $3.5 million expense for the proposed NRC fine at Davis-Besse, bringing the total liability accrued to $5.5 million. The net impact of these unusual items was to increase earnings by $0.02 per share.

2005 Earnings and Cash Generation Guidance*
■	Earnings guidance for 2005, excluding unusual charges, remains at $2.70 to $2.85 per share.
■	Total cash generation (Non-GAAP) guidance for 2005 remains at $560 million.

*	The GAAP to Non-GAAP reconciliation statements are attached and available on FirstEnergy Corp.'s website at www.firstenergycorp.com/ir

For additional information, please contact:
Kurt E. Turosky	Terrance G. Howson	Thomas C. Navin
Director, Investor Relations	Vice President, Investor Relations	Treasurer
(330) 384-5500	(973) 401-8519	(330) 384-5889

FirstEnergy Corp.
Consolidated Statements of Income
(In thousands except for per share amounts)

Consolidated Statements of Income
		Three Months Ended March 31,
		2005	2004	Change
	Revenues
(1)	Electric sales	$2,437,189	$2,655,612	$(218,423)
(2)	FE Facilities	55,704	58,054	(2,350)
(3)	MYR	92,381	88,875	3,506
(4)	Other	227,438	193,997	33,441
(5)	Total Revenues	2,812,712	2,996,538	(183,826)

	Expenses
(6)	Fuel	232,889	198,359	34,530
(7)	Purchased power	662,443	935,967	(273,524)
(8)	Other operating expenses	752,894	664,443	88,451
(9)	FE Facilities	60,085	59,776	309
(10)	MYR	92,409	88,423	3,986
(11)	Provision for depreciation	142,632	145,850	(3,218)
(12)	Amortization of regulatory assets	310,841	310,202	639
(13)	Deferral of new regulatory assets	(59,507)	(44,405)	(15,102)
(14)	General taxes	185,179	178,990	6,189
(15)	Total Expenses	2,379,865	2,537,605	(157,740)

(16)	Income Before Interest and Income Taxes	432,847	458,933	(26,086)
	Net interest charges:
(17)	Interest expense	164,657	172,510	(7,853)
(18)	Capitalized interest	(255)	(6,470)	6,215
(19)	Subsidiaries' preferred stock dividends	6,553	5,281	1,272
(20)	Net interest charges	170,955	171,321	(366)
(21)	Income Taxes	121,104	115,086	6,018
(22)	Income before discontinued operations	140,788	172,526	(31,738)
(23)	Discontinued operations	18,938	1,473	17,465
(24)	Net Income	$159,726	$173,999	$(14,273)

	Basic Earnings Per Common Share:
(25)	Before discontinued operations	$0.43	$0.53	$(0.10)
(26)	Discontinued operations	0.06	-	0.06
(27)	Basic Earnings Per Common Share	$0.49	$0.53	$(0.04)
	Weighted Average Number of
(28)	Basic Shares Outstanding	327,908	327,057	851

	Diluted Earnings Per Common Share:
(29)	Before discontinued operations	$0.42	$0.53	$(0.11)
(30)	Discontinued operations	0.06	-	$0.06
(31)	Diluted Earnings Per Common Share	$0.48	$0.53	$(0.05)
	Weighted Average Number of
(32)	Diluted Shares Outstanding	329,427	329,034	393

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended March 31, 2005
			Power
		Regulated	Supply	Facilities	Other (a)	Reconciling	Consolidated
		Services	Management Services	Services		Adjustments (b)

	Revenues
(1)	Electric sales	$1,161,824	$1,275,365	$-	$-	$-	$2,437,189
(2)	FE Facilities	-	-	55,704	-	-	55,704
(3)	MYR	-	-	-	92,381	-	92,381
(4)	Other	176,974	19,350	-	19,970	11,144	227,438
(5)	Internal Revenues	78,365	-	-	-	(78,365)	-
(6)	Total Revenues	1,417,163	1,294,715	55,704	112,351	(67,221)	2,812,712

	Expenses
(7)	Fuel	-	232,889	-	-	-	232,889
(8)	Purchased power	-	662,443	-	-	-	662,443
(9)	Other operating expenses	417,784	408,526	-	3,561	(76,977)	752,894
(10)	FE Facilities	-	-	60,085	-	-	60,085
(11)	MYR	-	-	-	92,409	-	92,409
(12)	Provision for depreciation	125,665	10,057	-	585	6,325	142,632
(13)	Amortization of regulatory assets	310,841	-	-	-	-	310,841
(14)	Deferral of new regulatory assets	(59,507)	-	-	-	-	(59,507)
(15)	General taxes	146,418	31,055	-	946	6,760	185,179
(16)	Total Expenses	941,201	1,344,970	60,085	97,501	(63,892)	2,379,865

(17)	Income Before Interest and Income Taxes	475,962	(50,255)	(4,381)	14,850	(3,329)	432,847
	Net interest charges:
(18)	Interest expense	94,496	7,394	209	739	61,819	164,657
(19)	Capitalized interest	(2,827)	2,548	-	2	22	(255)
(20)	Subsidiaries' preferred stock dividends	6,553	-	-	-	-	6,553
(21)	Net interest charges	98,222	9,942	209	741	61,841	170,955
(22)	Income taxes	154,873	(24,681)	(3,051)	9,549	(15,586)	121,104
(23)	Income before discontinued operations	222,867	(35,516)	(1,539)	4,560	(49,584)	140,788
(24)	Discontinued operations	-	-	12,848	6,090	-	18,938
(25)	Net Income	$222,867	$(35,516)	$11,309	$10,650	$(49,584)	$159,726

(a)	Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues, which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended March 31, 2004
			Power
		Regulated	Supply	Facilities	Other (a)	Reconciling	Consolidated
		Services	Management Services	Services		Adjustments (b)
	Revenues
(1)	Electric sales	$1,153,819	$1,501,793	$-	$-	$-	$2,655,612
(2)	FE Facilities	-	-	58,054	-	-	58,054
(3)	MYR	-	-	-	88,875	-	88,875
(4)	Other	136,089	19,902	-	26,866	11,140	193,997
(5)	Internal Revenues	79,598	-	-	-	(79,598)	-
(6)	Total Revenues	1,369,506	1,521,695	58,054	115,741	(68,458)	2,996,538

	Expenses
(7)	Fuel	-	198,359	-	-	-	198,359
(8)	Purchased power	-	935,967	-	-	-	935,967
(9)	Other operating expenses	366,096	346,068	-	17,745	(65,466)	664,443
(10)	FE Facilities	-	-	59,776	-	-	59,776
(11)	MYR	-	-	-	88,423	-	88,423
(12)	Provision for depreciation	127,643	8,530	602	(621)	9,696	145,850
(13)	Amortization of regulatory assets	310,202	-	-	-	-	310,202
(14)	Deferral of new regulatory assets	(44,405)	-	-	-	-	(44,405)
(15)	General taxes	147,103	24,389	-	932	6,566	178,990
(16)	Total Expenses	906,639	1,513,313	60,378	106,479	(49,204)	2,537,605

(17)	Income Before Interest and Income Taxes	462,867	8,382	(2,324)	9,262	(19,254)	458,933
	Net interest charges:
(18)	Interest expense	105,222	12,492	190	642	53,964	172,510
(19)	Capitalized interest	(5,112)	(1,305)	-	(53)	-	(6,470)
(20)	Subsidiaries' preferred stock dividends	5,281	-	-	-	-	5,281
(21)	Net interest charges	105,391	11,187	190	589	53,964	171,321
(22)	Income taxes	144,808	(1,150)	(1,041)	3,547	(31,078)	115,086
(23)	Income before discontinued operations	212,668	(1,655)	(1,473)	5,126	(42,140)	172,526
(24)	Discontinued operations	-	-	402	1,071	-	1,473
(25)	Net Income	$212,668	$(1,655)	$(1,071)	$6,197	$(42,140)	$173,999

(a)	Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues, which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended March 31, 2005 vs. Three Months Ended March 31, 2004
			Power
		Regulated	Supply	Facilities	Other (a)	Reconciling	Consolidated
		Services	Management	Services		Adjustments (b)
			Services
	Revenues
(1)	Electric sales	$8,005	$(226,428)	$-	$-	$-	$(218,423)
(2)	FE Facilities	-	-	(2,350)	-	-	(2,350)
(3)	MYR	-	-	-	3,506	-	3,506
(4)	Other	40,885	(552)	-	(6,896)	4	33,441
(5)	Internal Revenues	(1,233)	-	-	-	1,233	-
(6)	Total Revenues	47,657	(226,980)	(2,350)	(3,390)	1,237	(183,826)

	Expenses
(7)	Fuel	-	34,530	-	-	-	34,530
(8)	Purchased power	-	(273,524)	-	-	-	(273,524)
(9)	Other operating expenses	51,688	62,458	-	(14,184)	(11,511)	88,451
(10)	FE Facilities	-	-	309	-	-	309
(11)	MYR	-	-	-	3,986	-	3,986
(12)	Provision for depreciation	(1,978)	1,527	(602)	1,206	(3,371)	(3,218)
(13)	Amortization of regulatory assets	639	-	-	-	-	639
(14)	Deferral of new regulatory assets	(15,102)	-	-	-	-	(15,102)
(15)	General taxes	(685)	6,666	-	14	194	6,189
(16)	Total Expenses	34,562	(168,343)	(293)	(8,978)	(14,688)	(157,740)

(17)	Income Before Interest and Income Taxes	13,095	(58,637)	(2,057)	5,588	15,925	(26,086)
	Net interest charges:
(18)	Interest expense	(10,726)	(5,098)	19	97	7,855	(7,853)
(19)	Capitalized interest	2,285	3,853	-	55	22	6,215
(20)	Subsidiaries' preferred stock dividends	1,272	-	-	-	-	1,272
(21)	Net interest charges	(7,169)	(1,245)	19	152	7,877	(366)
(22)	Income taxes	10,065	(23,531)	(2,010)	6,002	15,492	6,018
(23)	Income before discontinued operations	10,199	(33,861)	(66)	(566)	(7,444)	(31,738)
(24)	Discontinued operations	-	-	12,446	5,019	-	17,465
(25)	Net Income	$10,199	$(33,861)	$12,380	$4,453	$(7,444)	$(14,273)

(a)	Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues, which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Balance Sheet
	As of	As of
	March 31, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$81,191	$52,941
Receivables	1,258,843	1,356,437
Other	726,256	602,969
Total Current Assets	2,066,290	2,012,347

Property, Plant, and Equipment	13,550,063	13,478,356
Investments	3,257,113	3,273,966
Deferred charges	12,387,097	12,303,275
Total Assets	$31,260,563	$31,067,944

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$957,168	$940,944
Short-term borrowings	310,125	170,489
Accounts payable	663,018	610,589
Other	1,709,643	1,586,413
Total Current Liabilities	3,639,954	3,308,435

Capitalization:
Common stockholders' equity	8,621,022	8,589,294
Preferred stock	238,719	335,123
Long-term debt and other long-term obligations	9,722,893	10,013,349
Total Capitalization	18,582,634	18,937,766

Noncurrent Liabilities	9,037,975	8,821,743

Total Liabilities and Capitalization	$31,260,563	$31,067,944

Adjusted Capitalization (Including Off-Balance Sheet Items)
	As of March 31,
	2005	% Total	2004	% Total
Total common equity	$8,621,022	40%	$8,344,723	37%
Preferred stock	238,719	1%	335,123	2%
Long-term debt	10,680,061	50%	11,886,804	53%
Short-term debt	310,125	2%	133,999	1%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,353,000	6%	1,408,416	6%
Accounts receivable factoring	142,000	1%	200,000	1%
Total	$21,344,927	100%	$22,309,065	100%

*	Includes amounts due to be paid within one year, JCP&L securitization of $277 million and $293 million in 2005 and 2004, respectively.

GENERAL INFORMATION	Three Months Ended March 31,
	2005	2004

L-t debt and preferred stock redemptions	$333,788	$268,920
New L-t debt issues	$-	$581,558
Short-term debt increase (decrease)	$139,811	$(387,541)
Capital expenditures	$228,884	$138,406

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$159,726	$173,999
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, nuclear fuel, and leases	412,614	433,521
Deferred purchased power and other costs	(109,233)	(83,907)
Deferred income taxes and investment tax credits	(14,156)	5,923
Income from discontinued operations	(18,938)	(1,473)
Change in working capital and other	109,784	91,454

Cash flows from operating activities	$539,797	$619,517

Cash flows from financing activities	(359,220)	(240,024)

Cash flows from investing activities	(152,327)	(213,199)

Net increase in cash and cash equivalents	28,250	166,294
Cash and cash equivalents at beginning of period	52,941	113,975
Cash and cash equivalents at end of period	$81,191	$280,269

REGULATORY DEFERRALS	Three Months Ended March 31,
	2005	2004	Change
Ohio Transition Plan
Beginning balance	$710,019	$453,615
Deferral of shopping incentives	55,846	41,696	$14,150
Deferral of new regulatory assets	3,661	2,709	952
Current period deferrals	$59,507	$44,405	$15,102

Ending Balance	$769,526	$498,020

Deferred Energy Costs - New Jersey
Beginning balance	$445,600	$440,900
Deferral (recovery) of energy costs	26,800	(15,500)	$42,300
Ending Balance	$472,400	$425,400

UNUSUAL ITEMS	Three Months Ended March 31,
	2005	2004	Change
Gain (Loss) on Non-Core Asset Sales:
FES Natural Gas Business (a)	$8,229	$-	$8,229
First Communications	6,800	-	6,800
FSG Subsidiary - Elliott-Lewis (a) (b)	51	-	51
Venture Capital Funds	2,015	-	2,015
MYR subsidiary (a)	(524)	-	(524)
	16,571	-	16,571
EPA Settlement - Environmental Projects	(10,000)	-	(10,000)
EPA Penalty (c)	(8,500)	-	(8,500)
NRC Fine (c)	(3,450)	-	(3,450)
Total - pre-tax amounts	$(5,379)	$-	$(5,379)

EPS Effect	$0.02	$-	$0.02

(a)	Included in Discontinued operations
(b)	Before $12.2 million income tax benefit
(c)	No income tax benefit

FirstEnergy Corp.
Statistical Summary

ELECTRIC SALES STATISTICS	Three Months Ended March 31,
(kWh in millions)	2005	2004	Change
Electric Generation Sales
Retail - Regulated	21,645	20,742	4.4%
Retail - Competitive	3,414	4,016	-15.0%
Total Retail	25,059	24,758	1.2%
Wholesale *	6,432	6,607	-2.6%
Total Electric Generation Sales	31,491	31,365	0.4%

Electric Distribution Deliveries
Ohio - Residential	4,523	4,601	-1.7%
- Commercial	3,761	3,600	4.5%
- Industrial	5,815	5,664	2.7%
- Other	98	93	5.4%
Total Ohio	14,197	13,958	1.7%

Pennsylvania - Residential	3,174	3,140	1.1%
- Commercial	2,694	2,550	5.6%
- Industrial	2,620	2,390	9.6%
- Other	21	20	5.0%
Total Pennsylvania	8,509	8,100	5.0%

New Jersey - Residential	2,354	2,366	-0.5%
- Commercial	2,229	2,146	3.9%
- Industrial	743	744	-0.1%
- Other	22	20	10.0%
Total New Jersey	5,348	5,276	1.4%

Total Residential	10,051	10,107	-0.6%
Total Commercial	8,684	8,296	4.7%
Total Industrial	9,178	8,798	4.3%
Total Other	141	133	6.0%
Total Distribution Deliveries	28,054	27,334	2.6%

Electric Sales Shopped
Ohio - Residential	1,884	1,880	0.2%
- Commercial	1,776	1,698	4.6%
- Industrial	1,164	1,076	8.2%
Total Ohio	4,824	4,654	3.7%

Pennsylvania - Residential	6	7	-14.3%
- Commercial	25	36	-30.6%
- Industrial	447	533	-16.1%
Total Pennsylvania	478	576	-17.0%

New Jersey - Residential	1	286	-99.7%
- Commercial	542	602	-10.0%
- Industrial	564	474	19.0%
Total New Jersey	1,107	1,362	-18.7%

Total Electric Sales Shopped	6,409	6,592	-2.8%

*	2004 excludes the reporting of PJM sales and purchases on a gross basis.

OPERATING STATISTICS	As of March 31,
For 12 Months Ended	2005		2004

System Load Factor	66.7%		65.1%
Capacity Factors:
Fossil	59.1%		59.4%
Nuclear	88.5%		66.6%
Generation Output:
Fossil	61%		68%
Nuclear	39%		32%

WEATHER	2005	Normal	2004
Composite Heating-Degree-Days
1st Quarter	2,979	2,823	2,988
Composite Cooling-Degree-Days
1st Quarter	0	1	0

FirstEnergy Corp.
2005 EPS and Cash Flow

2005 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	Three Months Ended March 31	Annual Guidance

Basic EPS (GAAP basis)	$0.49	$2.72 - $2.87
Excluding Unusual Items:
Gain on non-core asset sales	(0.07)	(0.07)
EPA Settlement	0.04	0.04
NRC Fine	0.01	0.01
Basic EPS (non-GAAP basis)	$0.47	$2.70 - $2.85

Reconciliation of First Quarter 2005 Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(in millions)

Net Cash from Operating Activities:

Net Income	$160
Adjustments:
Depreciation	143
Amortization and deferral of regulatory assets	251
Deferred purchased power costs	(109)
Deferred income taxes and ITC, net	(14)
Other, including changes in working capital	109

Net Cash from Operating Activities (GAAP)	$540

Other Items:
Capital expenditures	(196)
Nuclear fuel fabrication	(33)
Decommissioning	(25)
Common stock dividends	(135)
Miscellaneous	(48)
Free Cash Flow (Non-GAAP)	$103

Miscellaneous asset sales/other	53
Cash generation (Non-GAAP)	$156

FirstEnergy Corp.
2005 Cash Flow Guidance

Reconciliation of 2005 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(in millions)
Net Cash from Operating Activities:

Earnings Guidance	$887 - $937
Adjustments:
Depreciation	608
Amortization and deferral of regulatory assets	1,061
Deferred purchased power costs	(425)
Deferred income taxes and ITC, net	(170)
Other, including changes in working capital	104
Net Cash from Operating Activities (GAAP)	$2,090

Other Items:

Capital expenditures	(979)
Nuclear fuel fabrication	(90)
Decommissioning	(100)
Common stock dividends	(542)
NUG trust contributions	20
Miscellaneous	26
Free Cash Flow (Non-GAAP)	$425

Miscellaneous asset sales / other	135
Cash Generation (Non-GAAP)	$560

RECENT DEVELOPMENTS

New Source Review Settlement
On March 18, 2005 a settlement was reached with the EPA, the U.S. Department of Justice, and the states of Connecticut, New Jersey, and New York that will result in significant reductions of sulfur dioxide (SO2) and nitrogen oxides (NOx) from current levels at FirstEnergy's generating plants. The agreement, upon final approval by the U.S. District Court, Southern District of Ohio, will resolve all issues related to various parties' actions against the company's W. H. Sammis Plant in the pending New Source Review case.

Under the agreement, FirstEnergy will install environmental controls on all 7 units of the Sammis Plant, upgrade the existing scrubber systems at its Bruce Mansfield Plant, and achieve additional reductions at other power plants. Although the precise level and timing of capital expenditures required cannot yet be predicted, FirstEnergy's  estimate is $1.1 billion over the 2005-2011 period, with 75% of the expenditures occurring between 2008-2011. Additionally, FirstEnergy will pay an $8.5 million civil penalty to the Department of Justice and contribute up to $25 million over five years to support environmentally beneficial projects.

Nuclear Regulatory Commission Fine
On April 21, FirstEnergy Nuclear Operating Company (FENOC) received a notice of violation from the Nuclear Regulatory Commission (NRC) and a proposed $5.45 million fine related to the corrosion issue at the Davis-Besse Nuclear Power Plant. The NRC said in a letter to FENOC that this action does not reflect the current performance of Davis-Besse and no further civil enforcement action is expected, absent any new information from the Department of Justice.

Planned Nuclear Outages
On February 9, Davis-Besse returned to service following the completion of its mid-cycle outage. During the outage, plant personnel completed inspections of the reactor vessel head and under vessel area. The inspections showed no indications of leakage.

As of April 27, Beaver Valley Unit 2 is finishing up its 11th refueling outage and in the process of reactor start-up. Major work activities included replacing 61 of 157 fuel assemblies, conducting a thorough inspection of the reactor vessel head and under-vessel area with no issues identified, and implementing other modifications and improvements. The unit operated safely and reliably for a record 537 consecutive days at a 100% availability factor since the plant was last refueled in the fall of 2003.

The Perry Plant is currently in process of completing its 10th refueling outage and we expect the Unit will commence restart within the next several days. During the outage, 288 of the reactor's 748 fuel rod assemblies were replaced. The scope and duration of the outage were expanded to address additional equipment repairs to the main electrical generator and emergency service water pumps, as well as to implement several improvements including:  digital controls for the feedwater system, rebuilding various pumps and valves with upgraded materials, and implementing numerous enhancements to improve fuel reliability.

Sale of Non-Core Assets
During the first quarter, the Company divested several non-core assets including its remaining natural gas business, Elliot-Lewis and Spectrum (Facilities Services Group subsidiaries), Power Piping (an MYR subsidiary), and 51% of its ownership interest in First Communications. These divestitures are consistent with FirstEnergy's strategy to focus on its core electric business.

Regulatory Filings Update
On March 2, FERC approved FirstEnergy's request, on behalf of American Transmission System Inc., to defer an estimated $54 million of extraordinary vegetation management project costs expected to be incurred over the 2004-2007 period. In 2005, the expenditures are estimated at $19 million, the deferral of which is already reflected in the 2005 earnings guidance.

Record Generation Output
During the first quarter, FirstEnergy set a new generation output record of 18.5 million megawatt-hours, a 1.1% increase over the prior record of 18.3 million megawatt-hours established during the first quarter 2004. The output record was attributable to a 0.9 million megawatt-hour or 7.8% increase in fossil generation.

Forward-Looking Statements: This discussion includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.